Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES UPDATE REGARDING AUDIT COMMITTEE INVESTIGATION

OF STOCK OPTION GRANT PRACTICES;

COMPANY ANNOUNCES RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

PLANO, Texas, November 1, 2006— Microtune®, Inc. (NASDAQ: TUNE) today provided an update on the status of the ongoing internal investigation of the Company’s stock option grant practices. As previously announced on July 27, 2006, the Audit Committee of the Company’s Board of Directors self-initiated an internal investigation of the Company’s stock option grant practices covering the period from the date of the Company’s initial public offering in August 2000 through June 2006. With the assistance of independent legal and accounting advisors, the Audit Committee is nearing completion of its investigation, although it has not yet reached any final conclusions.

The Audit Committee investigation has included the evaluation of more than 2,000 individual option grants to purchase more than 16 million shares of the Company’s common stock. In order to analyze each of these grants, the Audit Committee’s legal and accounting advisors have reviewed thousands of pages of hard copy and electronic documents, captured and analyzed millions of e-mail correspondence and interviewed certain current and former employees, officers and directors of the Company.

Although the investigation is not yet complete, as previously announced on September 20, 2006, the Audit Committee has reached the conclusion that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the actual accounting measurement dates for certain past stock option grants differed from the stated dates of grant previously used in accounting for such grants. In certain cases, the differences in these measurement dates result in non-cash, stock-based compensation charges that were not recorded in the Company’s financial statements during the applicable periods. These charges have the effect of decreasing earnings and retained earnings as reported in the Company’s historical financial statements or reflected in previously issued financial guidance. The Company believes that these charges resulting from the differences in accounting measurement dates will not have an impact on its historical revenues, cash position or non-stock option related operating expenses.

-MORE-

The Company has not yet determined the final amount of such charges, but at this time has identified non-cash, stock-based compensation charges of approximately $5 million that will impact amounts previously reported during years 2001 through 2005, and the first half of 2006. Further analysis could cause the amount of the charges currently identified to change materially. As a result of these findings, on November 1, 2006, the Board of Directors, the Audit Committee and management of the Company, after reviewing information provided by the Audit Committee’s advisors, concluded that the Company will need to restate certain financial statements and related footnote disclosures during years 2001 through 2005, and the first half of 2006. The Audit Committee and the Board of Directors further concluded on November 1, 2006 that the Company’s previously issued financial statements and related auditor’s reports for the years 2001 through 2005, and the first half of 2006 should no longer be relied upon.

In addition, the Company is attempting to determine the potential impact of differences in measurement dates on the Company’s tax liabilities that should have been reported during these same periods. Any additional tax liabilities would also negatively impact the Company’s historical financial results; however, because these amounts have not yet been estimated, they are not included in the above preliminary expense estimates. Furthermore, any potential tax liabilities identified would likely be cash-based expenses and impact historical non-stock option related operating expenses. These expenses could also negatively impact the Company’s future financial results.

The Company has not yet fully assessed the impact of these conclusions on internal control over financial reporting.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s registered independent public accounting firm.

As soon as practicable following the completion of the internal investigation and a review of conclusions of the Audit Committee by the Company and its independent public accounting firm, the Company intends to prepare restated financial statements for certain prior periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.

The Company previously announced that it estimated that the Audit Committee’s investigation would be completed by the end of October 2006. Although substantial progress has been made, the Audit Committee investigation is ongoing, and the Company now estimates the investigation will be completed by the end of November 2006.

-MORE-

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 66 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Specific examples of forward-looking statements in this release include, but are not limited to, statements concerning the status of the internal investigation and preliminary conclusions of the Audit Committee of the Board of Directors, the size and/or effect of previously unrecorded stock based compensation charges, the size and/or effect of additional tax liabilities, if any, and the length of time it may take for the Audit Committee to complete its investigation. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include additional findings by the Audit Committee of the Company’s Board of Directors as a product of its investigation into the Company’s stock option grant practices, the impact of additional tax liabilities that have not yet been estimated, future rule-making, pronouncements or guidance by the SEC, PCAOB, NASDAQ or other regulatory agencies, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, including forward-looking statements made herein relating to the nature and scope of the Audit Committee’s pending internal investigation, the preliminary conclusions reached by the Audit Committee, the size and/or effect of previously unrecorded stock based compensation charges. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.